UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(D) of The Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 24, 2007

SFG FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-13635	13-3208094
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Executive Drive, Suite 408, Plainview, New York 11803
(Address of principal executive offices)

Registrant’s telephone number, including area code: (516) 349-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On September 24, 2007, Michael Frey resigned as a member of the Board of Directors of SFG Financial Corporation (the “Company”).  Mr. Frey did not serve on any committees of the Board.

On September 24, 2007, Leonard A. Neuhaus was appointed as a member of the Company’s Board of Directors.  Mr. Neuhaus, 48, served as Chief Operating Officer of National Investment Managers, Inc. from December 2005 until May 2007, where he also served as Chief Financial Officer between March 9, 2005 and February 2007.  Mr. Neuhaus served as the Chief Financial Officer of Duncan Capital Financial Group, Inc. from January 2005 through March 2005. Mr. Neuhaus, a certified public accountant, spent eight years in the practice of public accounting in regional and international firms, including BDO Seidman. For the five years prior to joining National Investment Managers, Inc., Mr. Neuhaus served as a self-employed consultant for Credit Lyonnais, Bank of America, Hauppauge Digital, Inc., and others. Mr. Neuhaus received a B.A. in Accounting and Information Systems from Queens College in 1980.

SIGNATURE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SFG FINANCIAL CORPORATION

	By:	/s/ RALPH BALZANO
Ralph Balzano
Chairman

Dated: September 28, 2007